Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred) on behalf of each of them of a statement on Schedule 13D and any and all further amendments thereto, with respect to the ordinary shares, par value EUR 0.0300580119630888 per share, of Amer Sports, Inc., a company organized under the laws of the Cayman Islands, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 15, 2024.

ANTA Sports Products Limited

By:            /s/ Lai Shixian_____________
Name:     Lai Shixian
Title:         Director

ANLLIAN Sports Products Limited

By:            /s/ Lai Shixian_____________
Name:     Lai Shixian
Title:         Director

ANLLIAN Holdings Limited

By:            /s/ Lai Shixian_____________
Name:     Lai Shixian
Title:         Director

ANLLIAN HOLDCO (BVI) LIMITED

By:            /s/ Lai Shixian_____________
Name:     Lai Shixian
Title:         Director